Exhibit 10.2

TRADEMARK SUBLICENSE AGREEMENT

This TRADEMARK SUBLICENSE AGREEMENT (this "Agreement") is made and effective as of July 1, 2014 (the "Effective Date") by and between BDCA Venture Adviser, LLC (formerly known as Keating Investments, LLC), a limited liability company organized under the laws of the State of Delaware (the "Licensor"), and BDCA Venture, Inc. (formerly known as Keating Capital, Inc.), a corporation organized under the laws of the State of Maryland (the "Sublicensee") (each a "party," and collectively, the "parties").

RECITALS

WHEREAS, BDCA Adviser, LLC, a limited liability company organized under the laws of the State of Delaware (the “Owner”), owns certain rights in connection with the trademark "BDCA" (the "Licensed Mark"), which is used by the Owner in connection with financial and investment services in the field of equity and debt investments principally in private companies (collectively, the "Business");

WHEREAS, pursuant to the Membership Interest Purchase Agreement dated as of April 14, 2014 (the "Purchase Agreement"), the Owner purchased one hundred percent (100%) of the membership interests of the Licensor;

WHEREAS, pursuant to a Trademark License Agreement dated July 1, 2014 (the “Trademark License Agreement”), the Owner has granted to the Licensor a license to use and right to sublicense the Licensed Mark in connection with the Licensor’s business;

WHEREAS, the Licensor is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

WHEREAS, the Sublicensee is a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, pursuant to the Investment Advisory and Administrative Services Agreement, dated as of July 1, 2014, by and between the Licensor and the Sublicensee (the "Advisory Agreement"), the Sublicensee has engaged the Licensor to act as the investment adviser to the Sublicensee and to provide certain administrative services to the Sublicensee necessary for it to operate; and

WHEREAS, the Sublicensee desires to use the Licensed Mark in connection with the operation of its business, and the Licensor is willing to permit the Sublicensee to use the Licensed Mark, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

SUBLICENSE GRANT TO THE SUBLICENSEE

1.1 Sublicense.  Subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Sublicensee, and the Sublicensee hereby accepts from the Licensor, a non-exclusive, worldwide, revocable, royalty-free right and license to use the Licensed Mark solely and exclusively as an element of the Sublicensee’s own company name and in connection with the business operations of the Sublicensee.  Except as provided herein, neither the Sublicensee nor any affiliate, owner, director, officer, employee, or agent thereof shall otherwise use the Licensed Mark or any derivative thereof without the prior express written consent of the Licensor in its sole and absolute discretion.  All rights not expressly granted to the Sublicensee hereunder shall remain the exclusive property of Licensor and/or Owner.

1.2 Other Uses.  Nothing in this Agreement shall preclude Licensor, Owner or any of their respective successors or assigns from using or permitting other entities to use the Licensed Mark whether or not such entity directly or indirectly competes or conflicts with the Sublicensee’s businesses in any manner.

ARTICLE 2

OWNERSHIP

2.1 Ownership.  The Sublicensee acknowledges and agrees that the Owner is the owner of all right, title, and interest in and to the Licensed Mark, and all such right, title, and interest shall remain with the Owner.  The Sublicensee shall not otherwise contest, dispute, or challenge the Owner's right, title, and interest in and to the Licensed Mark.  The Sublicensee hereby assigns to the Licensor any rights it might acquire through its use of the Licensed Mark and the Sublicensee shall take all steps and execute all documents necessary to evidence the assignment of all such rights to the Licensor.

2.2 Goodwill.  All goodwill and reputation generated by the Sublicensee’s use of the Licensed Mark shall inure solely to the benefit of the Owner.  The Sublicense shall not by any act or omission use the Licensed Mark in any manner that disparages or reflects adversely on the Owner or its business or reputation.  Except as expressly provided herein, no party may use any trademark or service mark of another party without that party's prior written consent, which consent shall be given in that party's sole discretion.

ARTICLE 3

COMPLIANCE

3.1 Quality Control.  The Sublicensee recognizes that as a result of Owner’s advertising, investment, and service to clients, the Licensed Mark has acquired a high degree of favorable recognition.  In order to preserve the inherent value of the Licensed Mark and its associated goodwill, the Sublicensee agrees to monitor, control and supervise the quality of its operations and use reasonable efforts to ensure that it maintains a quality of its business and operation thereof that enhances the favorable recognition of the Licensed Mark and does not detract from it.  The Sublicensee further agrees to use the Licensed Mark in accordance with such quality standards as may be reasonably established by the Owner and/or the Licensor and communicated to the Sublicensee from time to time in writing, or as may be agreed to by the parties from time to time in writing.  The Sublicensee acknowledges that the Owner and/or the Licensor retains the right to inspect the books and records of the Sublicensee from time to time to determine whether the Sublicensee is maintaining such quality standards.

3.2 Compliance With Laws.  The Sublicensee agrees that the business operated by it in connection with the Licensed Mark shall comply with all laws, rules, regulations and requirements of any governmental body as may be applicable to the operation, advertising and promotion of the business, and that it shall notify Licensor of any action that must be taken by it to comply with such law, rules, regulations or requirements.

3.3 Approval and Sample Rights.  Except as permitted by this Agreement, the Sublicensee shall make no use of the Licensed Mark that is not approved by the Licensor in writing prior to such use.  Prior to any such use of the Licensed Mark, the Sublicensee shall submit to the Licensor exemplars of its proposed use of the Licensed Mark, and thereafter, the Licensor shall provide its written approval or notification that the proposed use is not approved.  Thereafter, the Sublicensee may resubmit revised exemplars for further consideration (and possible approval) by the Licensor.  The Sublicensee shall not make any use of the Licensed Mark that is materially different than any use that has been approved in writing by the Licensor.  The Licensor shall have the right to receive, upon request made to the Sublicensee, samples of each use of the Licensed Mark by the Sublicensee.

3.4 Notification of Infringement.  The Sublicensee shall immediately notify the Licensor and provide to the Licensor all relevant background facts upon becoming aware of (i) any registrations of, or applications for registration of, trademarks or service marks that do or may conflict with the Licensed Mark, and (ii) any infringements, imitations, or illegal use or misuse of the Licensed Mark.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Mutual Representations.  Licensor, on the one hand, and the Sublicensee, on the other hand, hereby represents and warrants to the other as follows:

(a) Due Authorization.  Such party is a limited liability company or corporation, as applicable, duly organized or formed, as applicable, and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such party has been duly authorized by all necessary action on the part of such party.

(b) Due Execution.  This Agreement has been duly executed and delivered by such party and, with due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c) No Conflict.  Such party's execution, delivery and performance of this Agreement does not: (i) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.

ARTICLE 5

TERM AND TERMINATION

5.1 Term.  This Agreement shall expire (i) upon expiration or termination of the Trademark License Agreement; (ii) upon expiration or termination of the Advisory Agreement; (iii) if the Licensor ceases to serve as investment adviser to the Sublicensee; (iv) upon any material breach of the Agreement by the Sublicensee that is not cured within 15 days; or (v) upon sixty (60) days' written notice of termination by the Licensor to the Sublicensee.

5.2 Upon Termination.  Upon expiration or termination of this Agreement pursuant to Paragraph 5.1 above, all rights granted to the Sublicensee under this Agreement with respect to the Licensed Mark shall cease, and the Sublicensee shall immediately discontinue use of the Licensed Mark; provided, however, that notwithstanding the foregoing, the Sublicensee has no obligation to reclaim or destroy materials that bear the Licensed Mark that are not in the Sublicensee’s customer or under their control.

ARTICLE 6

MISCELLANEOUS

6.1 Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The Sublicensee may not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the Licensor.  No assignment by any party permitted hereunder shall relieve the applicable party of its obligations under this Agreement.  Any assignment by a party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party's rights and obligations hereunder.

6.2 Independent Contractor.  Except as expressly provided or authorized in the Advisory Agreement, no party shall have, or shall represent that it has, any power, right or authority to bind the other parties to any obligation or liability, or to assume or create any obligation or liability on behalf of the other parties.

6.3 Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to the Licensor:

BDCA Venture Adviser, LLC
5251 DTC Parkway
Suite 1100
Greenwood Village, CO 80111
Tel. No.: (720) 889-0139
Attn: Timothy J. Keating

If to the Sublicensee:

BDCA Venture, Inc.
5251 DTC Parkway
Suite 1100
Greenwood Village, CO 80111
Tel. No.: (720) 889-0139
Attn: Timothy J. Keating

6.4 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York without giving effect to the conflicts of law principles thereof, to the extent such principles would require to permit the application of the laws of another jurisdiction.  The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.5 Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

6.6 No Waiver.  The failure of any party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

6.7 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.8 Headings.  The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.9 Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

6.10 Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to such subject matter.

6.11 Third-Party Beneficiaries.  Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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IN WITNESS WHEREOF, each party has caused this Trademark Sublicense Agreement to be executed as of the Effective Date by its duly authorized officer.

LICENSOR:
BDCA VENTURE ADVISER, LLC

/s/ Timothy J. Keating
By:
Timothy J. Keating
Chief Executive Officer

SUBLICENSEE:
BCDA VENTURE, INC.

/s/ Timothy J. Keating
By:
Timothy J. Keating
Chief Executive Officer